UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2012

Constellation Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 6, 2012, Constellation Brands, Inc., a Delaware corporation (the “Company”), and certain subsidiary guarantors (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Barclays Capital Inc., Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc. (the “Underwriters”) for the sale by the Company of $650.0 million aggregate principal amount of 4.625% Senior Notes due 2023 (the “Notes”) for a public offering price of 100% of the principal amount of the Notes plus accrued interest, if any, from and including August 14, 2012. The offering is being made by a prospectus and prospectus supplement, each dated August 6, 2012 and together filed with the Securities and Exchange Commission (“SEC”) on August 7, 2012. The Underwriters will purchase the Notes from the Company at 98.75% of their principal amount.

The offering is scheduled to close on August 14, 2012, subject to customary closing conditions and the completion of an amendment and restatement of the Company’s senior credit facility (as discussed below). The Company intends to use the net proceeds from the offering of the Notes, together with additional borrowings drawn under the Company’s Restated 2012 Credit Agreement (as defined and described below) and available cash, to finance the Company’s previously announced pending acquisition of the 50% membership interest in Crown Imports LLC not already owned by the Company (the “Crown Acquisition”) or, if the Company is unable to finance the entire Crown Acquisition, towards the purchase of at least one-half of the 50% membership interest the Company does not already own (the “Alternate Crown Acquisition”). The Company described the material terms of the Crown Acquisition and the Alternate Crown Acquisition under the caption “Membership Interest Purchase Agreement” in Item 1.01 of its Current Report on Form 8-K filed on July 2, 2012 (the “Crown Form 8-K”), and incorporates that description herein by this reference.

The Notes will be issued under an Indenture dated as of April 17, 2012 (the “Base Indenture”) (as supplemented by Supplemental Indenture No. 2 thereto to be dated as of August 14, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”)) among the Company, the Guarantors, and Manufacturers and Traders Trust Company (“M&T”), as trustee (the “Trustee”). Upon the closing of the issuance of the Notes, the Company will enter into an escrow agreement to be dated as of August 14, 2012 (the “Escrow Agreement”) with M&T, in its capacity as Trustee, and M&T, as escrow agent and securities intermediary, pursuant to which an amount equal to 100% of the principal amount of the Notes will be placed into an escrow account, which account will be pledged to the trustee for the benefit of the holders of the Notes for so long as the proceeds remain in escrow. The escrowed funds will be released to fund a portion of the Crown Acquisition or the Alternate Crown Acquisition. If, however, the Membership Interest Purchase Agreement relating to the Crown Acquisition is terminated and the transactions contemplated thereby are abandoned or if neither the Crown Acquisition nor the Alternate Crown Acquisition has been consummated on or prior to December 30, 2013, all of the Notes will be redeemed at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of the special mandatory redemption.

As described further below, the Underwriters and their affiliates have performed and may in the future perform various investment banking, brokerage, commercial banking and advisory services for the Company from time to time for which they have received or will receive customary fees and expenses. Affiliates of the Underwriters are lenders under the Bridge Facility (as defined below) and the Restated 2012 Credit Agreement. Affiliates of certain of the Underwriters are lenders under certain credit facilities with a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The description above related to the Notes is a summary and is qualified in its entirety by the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference herein and as an exhibit to the Company’s registration statement on Form S-3 (File No. 333-179266) filed with the SEC on January 31, 2012 (the “Form S-3”). The form of Supplemental Indenture (which includes the forms of the Notes and the Guarantees thereof of the Guarantors), a legal opinion of McDermott Will & Emery LLP and a Statement of Computation of Ratio of Earnings to Fixed Charges, are filed herewith, as Exhibits 4.1, 5.1 and 12.1, respectively, for incorporation as exhibits into the Form S-3.

Restated 2012 Credit Agreement

On August 8, 2012 (the “Restatement Date”), the Company, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and certain other lenders (all such parties other than the Company are collectively referred to as the “Lenders”) entered into a Restatement Agreement (the “Restatement Agreement”) that amended and restated the Credit Agreement dated as of May 3, 2012, among the Company, Bank of America, N.A., as administrative agent, and the other lenders thereto (the “2012 Credit Agreement” and, as amended and restated by the Restatement Agreement, the “Restated 2012 Credit Agreement”). The Restatement Agreement was entered into by the Company to arrange a portion of the debt to finance the Crown Acquisition and to facilitate the issuance of the Notes and the escrow arrangement (as further described below). By entering into the Restatement Agreement, the Company satisfied one of the conditions to closing the offering of Notes described above. The Company described the material terms of the 2012 Credit Agreement and related matters in Item 1.01 of its Current Report on Form 8-K filed on May 9, 2012, and incorporates that description herein by this reference, appropriately modified as set forth below.

The principal change to the 2012 Credit Agreement effected by the Restated 2012 Credit Agreement was the creation of a $575.0 million delayed draw term loan facility maturing on August 8, 2017 (the “Term A-2 Facility”). The obligation of the relevant Lenders to make loans pursuant to the Term A-2 Facility (“Term A-2 Loans”) is subject to limited conditions, including: (i) the Crown Acquisition having closed (or closing concurrently with the making of the Term A-2 Loans) without a material adverse change in its terms, (ii) certain limited representations and warranties made by the Company being true and correct in all material respects on the date the Term A-2 Loans are made (the “Term A-2 Closing Date”), (iii) the delivery of a certificate attesting to the solvency of the Company and its subsidiaries, taken as a whole, (iv) the delivery of a borrowing request, notes and certain other customary documentation, and (v) the Company having paid all fees and expenses due to the Lenders and certain of their affiliates in connection with financing activities relating to the Crown Acquisition. An event of default under the Restated 2012 Credit Agreement will not provide a basis for the relevant Lenders to cancel their commitments to make the Term A-2 Loans or to fund the Term A-2 Loans if the closing conditions are satisfied.

The proceeds of the Term A-2 Loans, if any, will be used to finance the Crown Acquisition and related expenses. The Term A-2 Loans will be repaid in quarterly payments of principal equal to (i) until September 1, 2014, 1.25% of the original aggregate principal amount of the Term A-2 Loans, and (ii) thereafter, 2.50% of the original aggregate principal amount of the Term A-2 Loans, with the balance payable on August 8, 2017. The rate of interest payable on the Term A-2 Loans, at the Company’s option, will be equal to (i) LIBOR plus a margin, or (ii) the highest of the federal funds base rate plus 0.50%, the prime rate, and LIBOR plus 1.00% (the “Base Rate”), plus a margin. The margin is adjustable based upon the Company’s debt ratio, as defined in the Restated 2012 Credit Agreement, and is between 1.25% and 2.25% for LIBOR borrowings and 0.25% and 1.25% for Base Rate borrowings. The Company is obligated to pay commitment fees to each Lender committed to make Term A-2 Loans (the “Term A-2 Lenders”) with respect to the period from the Restatement Date until the earlier of the Term A-2 Closing Date or the termination of the commitments with respect to the Term A-2 Facility. Such commitment fees are payable on the daily amount of the commitment of each such Lender at rates starting at 0.50% per annum and escalating to 1.25% per annum. The Company also paid an upfront fee to the Administrative Agent for the account of the Term A-2 Lenders.

In addition to establishing the Term A-2 Facility, the Restated 2012 Credit Agreement added provisions to the 2012 Credit Agreement to facilitate the issuance of the Notes and the escrow arrangement by providing, generally, for the issuance of debt securities to finance a portion of the Crown Acquisition or the Alternate Crown Acquisition and related expenses. The Restated 2012 Credit Agreement provides that if the proceeds of the Notes are placed in escrow (the “Escrow Securities”) for purposes of redeeming the Notes if the Crown Acquisition or the Alternate Crown Acquisition is not completed by December 30, 2013: (i) any interest expense attributable to Escrow Securities will be excluded from “Consolidated Interest Expense” (as defined in the Restated 2012 Credit Agreement), (ii) the principal amount of the Escrow Securities will be excluded from “Consolidated Total Indebtedness” (as defined in the Restated 2012 Credit Agreement), (iii) the Escrow Securities may be redeemed and prepaid with the amounts held by the escrow agent if the Crown Acquisition or the Alternate Crown Acquisition is not consummated, and (iv) liens are permitted on amounts deposited with the escrow agent with respect to the

Escrow Securities. Once the proceeds from the Escrow Securities are released to the Company for purposes of the Crown Acquisition or the Alternate Crown Acquisition, the debt securities then being treated as Escrow Securities will cease to be treated as Escrow Securities for purposes of the Restated 2012 Credit Agreement. The Restated 2012 Credit Agreement also permits the prepayment of Bridge B Loans as defined in the Bridge Facility described in Item 8.01.

The Restated 2012 Credit Agreement also adjusted the maximum aggregate amount by which the Company may elect, subject to the willingness of existing or new lenders to fund such increase or term loans and other customary conditions, to increase the Lenders’ revolving credit commitments or add one or more tranches of additional term loans, other than term loans the proceeds of which are applied to repay existing term loans (the “Incremental Facilities Cap”). The Incremental Facilities Cap was reduced from $750.0 million to $500.0 million until the Term A-2 Closing Date. After the Term A-2 Closing Date, the Incremental Facilities Cap will be $750.0 million minus the amount by which the aggregate initial principal amount of the Term A-2 Loans exceeds $325.0 million, if any. If the Term A-2 Loans are never borrowed and the commitments for the Term A-2 Facility are terminated, the Incremental Facilities Cap will revert to $750.0 million.

As of August 8, 2012, under the Restated 2012 Credit Agreement, the Company had no outstanding revolving credit loans, no outstanding swingline loans, term A facility loans of $550.0 million aggregate principal amount bearing an interest rate of LIBOR plus a margin of 1.75%, term A-1 facility loans of $250.0 million aggregate principal amount bearing an interest rate of LIBOR plus a margin of 2.00%, no outstanding Term A-2 Loans, issued and outstanding letters of credit of approximately $15.4 million, no outstanding incremental term loans, and approximately $834.6 million principal amount in revolving loans available to be drawn. In addition to the Term A-2 Loans, the Company currently intends to use up to $650.0 million of borrowings under the revolving credit facility to fund the remaining portion of the Crown Acquisition.

Also on August 8, 2012, the subsidiaries of the Company who were then guarantors of the obligations under the 2012 Credit Agreement (the “Guarantors”) entered into a Guarantor Consent and Reaffirmation (the “Guarantor Consent”) pursuant to which the Guarantors consented to the Restatement Agreement and reaffirmed their guarantees with respect to the Restated 2012 Credit Agreement.

Certain of the Lenders (who are also affiliates of the Underwriters) are the Bridge Lenders (as defined in Item 8.01), and the Administrative Agent is the administrative agent under the Bridge Facility. Certain of the Lenders, the Administrative Agent and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. Without limiting the generality of the foregoing, in connection with the financing activities relating to the Crown Acquisition, including the issuance of the Notes: (i) certain of the Lenders and their affiliates and the Company have entered into an engagement letter with respect to the syndication of certain loan facilities and various fee letters, (ii) the Administrative Agent, one of its affiliates and the Company have entered into an administrative agency letter, and (iii) certain affiliates of certain of the Lenders and the Company have entered into an engagement letter with respect to the offering of the Notes and served as the Underwriters. One of the Lenders, M&T, is the trustee under the Base Indenture and Supplemental Indenture No. 1 thereto, dated as of April 17, 2012, between the Company and M&T, as trustee, under which the Company has issued $600,000,000 aggregate principal amount of 6% Senior Notes due 2022. In addition and as described above, M&T will serve as Trustee with respect the Notes and as escrow agent and securities intermediary under the Escrow Agreement. Certain of the Lenders (who are also affiliates of certain of the Underwriters) are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof. In addition, one of the Company’s executive officers is a member of the boards of directors of one of the Lenders and certain of its affiliates.

The description above related to the Restated 2012 Credit Agreement and the Guarantor Consent is a summary and is qualified in its entirety by the Restated 2012 Credit Agreement and the Guarantor Consent, as applicable, which are respectively filed herewith as Exhibit 4.2 and Exhibit 10.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under the heading “Restated 2012 Credit Agreement” in Item 1.01 is incorporated by reference herein.

Item 8.01.	Other Events.

On July 18, 2012, the Company, Bank of America, N.A., as administrative agent, and certain other lenders (all such parties other than the Company are collectively referred to as the “Bridge Lenders”) entered into an Amended and Restated Interim Loan Agreement (the “Bridge Facility”) that amended and restated the Interim Loan Agreement, dated as of June 28, 2012, among the Company, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A. (the “Original Bridge Facility”). The Company described the material terms of the Original Bridge Facility under the caption “Interim Loan Agreement” in Item 1.01 of the Crown Form 8-K, and incorporates that description herein by this reference. The purpose of entering into the Bridge Facility was to add additional Bridge Lenders who were not parties to the Original Bridge Facility and to allocate the lending commitments under the Original Bridge Facility among the Bridge Lenders. The foregoing description of the Bridge Facility is qualified in its entirety by the terms of the Bridge Facility, which is attached hereto as Exhibit 4.3 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 6, 2012, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Barclays Capital Inc., Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc.

4.1	Form of Supplemental Indenture No. 2 among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee.

4.2	Restatement Agreement, dated as of August 8, 2012, among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto, including Amended and Restated Credit Agreement dated as of August 8, 2012, among the Company, Bank of America, N.A., as administrative agent, and the Lenders party thereto.

4.3	Amended and Restated Interim Loan Agreement, dated as of July 18, 2012, among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto.

5.1	Opinion of McDermott Will & Emery LLP dated August 10, 2012.

10.1	Guarantor Consent and Reaffirmation dated as of August 8, 2012, made by the subsidiaries of the Company from time to time party thereto in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of the lenders.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Dated: August 10, 2012	By:	/s/ ROBERT RYDER
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

(1.1)	Underwriting Agreement, dated August 6, 2012, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Barclays Capital Inc., Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Form of Supplemental Indenture No. 2 among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee.

(4.2)	Restatement Agreement, dated as of August 8, 2012, among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto, including Amended and Restated Credit Agreement dated as of August 8, 2012, among the Company, Bank of America, N.A., as administrative agent, and the Lenders party thereto.

(4.3)	Amended and Restated Interim Loan Agreement, dated as of July 18, 2012, among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto.

(5)	OPINION REGARDING LEGALITY

(5.1)	Opinion of McDermott Will & Emery LLP dated August 10, 2012.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(10)	MATERIAL CONTRACTS

(10.1)	Guarantor Consent and Reaffirmation dated as of August 8, 2012, made by the subsidiaries of the Company from time to time party thereto in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of the lenders.

(12)	STATEMENTS REGARDING COMPUTATION OF RATIOS

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.